EXHIBIT 10.14

    AGREEMENT ON TRUST OF SHARE EQUITY OF HENAN ZHONGPIN FOOD SHARE CO., LTD.
        DATED MAY 23, 2005 BETWEEN ZHU XIAN FU, BEN BAO KE, SI SHUI CHI,
           WANG QING HE, LIU ZHAO YANG AND WANG JUAN JUAN ("TRUSTORS")
                  AND HENAN ZHONGPIN FOOD CO., LTD. ("TRUSTEE")

             Zhu Xian Fu, Ben Bao Ke, Si Shui Chi, Wang Qing He, Liu Zhao Yang, and Wang Juan Juan ("Trustors"), who jointly hold 10% equity interest of the Henan Zhongpin Food Share Co., Ltd. (the "Operating Company"), agree to transfer their 10% equity interest to Henan Zhongpin Food Co., Ltd.("Trustee") in trust. Upon completion of the transfer, the Trustee shall control all the corporate rights and interests in the Operating Company.